UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Ascent Capital Group, Inc.
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Filed by Ascent Capital Group, Inc.

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Under the Securities Exchange Act of 1934

Subject Company: Ascent Capital Group, Inc.

Commission File No. 001-34176

On May 21, 2019, Jeff Gardner, President and Chief Executive Officer of Monitronics International, Inc. (“Monitronics”), the wholly-owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), sent the following email to employees.

Monitronics RSA Employee Update

Team Members,

Today, our Company announced that our ongoing financial restructuring negotiations have been successful: We have reached a Restructuring Support Agreement (RSA) with our largest creditors that will eliminate approximately $885 million of debt from our balance sheet, ensure we are able to uphold our financial commitments and allow us to move forward as a public company. Put simply, the proposed financial restructuring will position our Company for long-term growth and success by giving us the strongest balance sheet in our industry.

The vast majority of our lenders have already agreed to the proposed “Plan of Reorganization” outlined in our RSA. In the days ahead, we will collect votes from the remaining lenders and noteholders with the goal of making the proposed restructuring as efficient as possible. We will then begin a voluntary process under Chapter 11 of the U.S. Bankruptcy Code to access the additional tools we need to complete the proposed restructuring plan. Our Chapter 11 case is expected to begin on or before June 28, 2019 and, based on the support we are building among our creditor groups, be completed within approximately 75 days.

As we move forward in this process, I want you all to know that we are confident in our ability to meet our commitments to you and to all of our customers, business partners and suppliers during the restructuring period — and to emerge from this process as an even stronger company. Our restructuring is focused on reducing debt — NOT addressing a cashflow issue. We are confident we will be able to pay you as usual and continue all of our current employee benefit programs — without interruption.

We anticipate that you will have questions about today’s announcement and have posted a short <video> and <FAQ> to our intranet site to help clarify what you can expect as we take these next steps. If you have any additional questions, please speak with your manager or contact our Chief People Officer Kelly Harris at KHarris@mymoni.com.

Given the technical nature of any financial restructuring, it is very important that only those closest to this fast-moving process are discussing what it means for our business. Those who regularly communicate with customers, partner dealers or suppliers will be provided with additional information to help guide your conversations. If you do not receive this information, please escalate inquiries as follows:

•            Customers: Customer Service at 844-202-7740

•            Partner Dealers: Chris Nein at CNein@mymoni.com

•            Suppliers: David Verret at DVerret@mymoni.com

•            Media: Sarah Rosselet (FTI Consulting) at 312-428-2638 or Sarah.Rosselet@fticonsulting.com

•            Investors: Erica Bartsch (Sloane & Company) at 212-446-1875 or bartsch@sloanepr.com

Thank you for your continued cooperation and focus as we take these next steps. This team has worked diligently to build our brand, expand our customer base and maintain the exemplary service that earned us the #1 rank in J.D. Power’s 2018 Home Security Satisfaction Study. The debt restructuring announced today builds on those achievements to accelerate our long-term growth and success.

I am confident our best days are ahead and look forward to working with you to provide our customers with best-in-class home security for many years to come.

Sincerely,

Jeff

Employee FAQ — About Our Restructuring Support Agreement

1.              Why did Monitronics enter a Restructuring Support Agreement?

The proposed financial restructuring positions our Company for long-term growth and success by giving us the strongest balance sheet in our industry. It will allow us to become an even stronger partner and employer that is well-positioned to continue to provide best-in-class home security to our customers for many years to come.

2.              What is the anticipated outcome of the restructuring process?

Based on our operating results, we have negotiated a plan with our creditors that will give us the strongest balance sheet in our industry. With less debt, we will be able to operate even more efficiently going forward.

We are now taking the next steps to execute on this plan, including a voluntary pre-packaged Chapter 11 filing which we expect will take place on or before June 28, 2019. We anticipate completing this process within approximately 75 days as an even stronger partner and employer, able to provide best-in-class home security to our customers for many years to come.

3.              What is Chapter 11?

Chapter 11 is the part the U.S. Bankruptcy Code that outlines an orderly process for restructuring that allows companies like ours to operate as usual while resolving financial issues. Importantly, this is not a liquidation proceeding — Monitronics is open for business and operating as usual. Many well-known companies have successfully filed and restructured under Chapter 11 protection, including American Airlines, General Motors, Six Flags and Marvel Entertainment.

4.              Does this mean that Monitronics is going out of business?

No. Monitronics is open for business and operating as usual. We expect to complete the restructuring process as an even stronger partner and employer that is well-positioned to continue to provide best-in-class home security to our customers for many years to come.

5.              Is there a chance that Monitronics will go out of business? What factors could prevent a successful restructuring?

We are confident in our continued ability to provide best-in-class home security to our customers throughout our restructuring period and for many years to come. The Restructuring Support Agreement reached with creditors and the decision by some of our largest creditors to exchange the debt they currently hold for an ownership stake in our Company underscores their confidence in our go-forward business.

6.              If creditors are being cooperative and a plan is agreed upon by the majority, why is a Chapter 11 filing necessary?

Chapter 11 provides a proven legal framework to facilitate the intended restructuring. The debt restructuring outlined in the Restructuring Support Agreement would not be possible without using the Chapter 11 process.

7.              Assuming Monitronics gets the level of creditor support it anticipates, how long would it take to successfully complete the Chapter 11 process?

We expect to be able to complete the proposed restructuring within approximately 75 days of the filing date.

8.              What is Monitronics’ current financial standing? Do we have sufficient cashflows to maintain our usual business operations through this process?

Monitronics’ restructuring is focused on reducing debt — NOT addressing a cashflow issue. We are making regular payments to our employees, partner dealers, suppliers and other business partners, and we fully intend to continue making regular payments throughout this process.

9.              Will this announcement change my day-to-day responsibilities?

No, this announcement will not impact your day-to-day responsibilities. The best thing we all can do is to continue to come to work and do our jobs to the best of our ability — just as you always do.

10.       Will there be any changes to wages, salary or benefits (health, dental/vision, life insurance, disability, 401(k), etc.)?

One of the key benefits of the Chapter 11 process is that it allows us to uphold our commitments to our employees throughout this process. This includes paying you as usual and continuing all of our current employee benefit programs.

11.       Will PTO, personal time and holiday programs continue?

We are filing a motion as part of our Chapter 11 process to ensure we are able to maintain these programs as usual. Please plan your vacations and other time off as usual, including securing the usual approval from your managers.

12.       Will I be reimbursed for business expenses?

The usual programs for expense reimbursement remain in effect. Please continue to submit business expenses as usual. You can expect to continue to be reimbursed per the normal process.

13.       How will employees be kept informed during the restructuring process? Who should I contact with questions?

We will provide updates via email and video at key milestones. If you have questions in the interim, please reach out to your manager or to Kelly Harris at KHarris@mymoni.com.

14.       What should I say if I am asked about the restructuring?

Certain employees who regularly communicate with partner dealers, customers or suppliers will receive materials to help you answer any questions they may receive. Given the technical nature of this process, it is very important to stick to the language provided, without any embellishment or speculation about next steps.

If you receive questions but did not receive the additional communications resources, please escalate the questions to the appropriate contact below:

•            Customers: Customer Service at 844-202-7740

•            Partner Dealers: Chris Nein at CNein@mymoni.com

•            Suppliers: David Verret at DVerret@mymoni.com

•            Media: Sarah Rosselet (FTI Consulting) at 312-428-2638 or Sarah.Rosselet@fticonsulting.com

•            Investors: Erica Bartsch (Sloane & Company) at 212-446-1875 or bartsch@sloanepr.com

15.       What should I do if I get a call from a reporter?

If a reporter contacts you, please advise them that you’re not an appropriate contact and direct them to Sarah Rosselet at FTI Consulting. Sarah may be reached at 312-428-2638 or via email at Sarah.Rosselet@fticonsulting.com.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the operation of Monitronics’ business throughout the Chapter 11 case to be filed by Monitronics and its domestic subsidiaries (the “Chapter 11 case”) and the restructuring; the transactions contemplated by the RSA, including the restructuring of Monitronics, including the expected benefits of these transactions, business strategies, anticipated sources and uses of capital, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Plan of Reorganization or the restructuring; risks related to disruption of management’s attention from ongoing business operations due to the Chapter 11 case or the restructuring; and the effects of future litigation, including litigation relating to the Chapter 11 case or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or Monitronics’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and Monitronics, including the most recent Forms 10-K and 10-Q for additional information about Ascent and Monitronics and about the risks and uncertainties related to Ascent’s and Monitronics respective business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell any securities of Ascent or Monitronics. Ascent stockholders and other investors are urged to read the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger of Ascent and Monitronics and any other relevant documents to be filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger and the transactions contemplated by the Support Agreement. Copies of Ascent’s and Monitronics’ SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed merger of Ascent and Monitronics. Information regarding the directors and executive officers of Ascent is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics will be available in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the proposed merger and other transactions contemplated by the Support Agreement to be filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.